Exhibit 23.1

BDO USA, LLP

Consent of Independent Registered Public Accounting Firm

Telephone and Data Systems, Inc. Tax-Deferred Savings Plan
Madison, Wisconsin

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-58127 and 333-185143) of Telephone and Data Systems, Inc. and on Form S-8 (No. 333-42366) of United States Cellular Corporation of our report dated June 28, 2022, relating to the financial statements and supplemental schedule of Telephone and Data Systems, Inc. Tax-Deferred Savings Plan which appear in this Form 11-K for the year ended December 31, 2021.
/s/ RSM US LLP
/s/ BDO USA, LLP

Madison, Wisconsin
June 28, 2022